THIRD AMENDMENT
                                     TO THE
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           WESTELL TECHNOLOGIES, INC.



         The Amended and Restated Certificate of Incorporation of Westell Technologies, Inc. (the "Corporation") was filed in the office of the Secretary of State of Delaware on November 28, 1995 and was amended by a First Amendment on April 12, 1999 and a Second Amendment on March 17, 2000. This Third Amendment to the Amended and Restated Certificate of Incorporation increases the number of authorized shares of the Class A Common Stock of the Corporation as adopted by the Corporation's Board of Directors and approved by its stockholders at a special meeting in accordance with Section 242 of the General Corporation Law of Delaware.

         The first paragraph of Article FIFTH of the Amended and Restated Certificate of Incorporation is hereby amended and restated as follows:

         "FIFTH: The total number of shares of all classes of capital stock which the corporation shall have the authority to issue is One Hundred Thirty-Five Million (135,000,000) of which One Hundred Nine Million (109,000,000) shares shall be shares of Class A Common Stock (the "Class A Common Stock") with a par value of $0.01 per share; Twenty Five Million (25,000,000) shares shall be shares of Class B Common Stock (the "Class B Common Stock") with a par value of $0.01 per share; and One Million (1,000,000) shares shall be shares of Preferred Stock (the "Preferred Stock") with a par value of $0.01 per share."

         The numbered paragraphs (1) through (17) of Article FIFTH shall remain unchanged.

         IN WITNESS WHEREOF, the Corporation has caused this Third Amendment to the Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer this 5th day of November, 2001.

                                              WESTELL TECHNOLOGIES, INC.


                                              /s/ Nicholas C. Hindman
                                              Name:  Nicholas C. Hindman, Sr.
                                              Title: Senior Vice President &
                                                     Secretary




                                SECOND AMENDMENT
                                     TO THE
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           WESTELL TECHNOLOGIES, INC.


         The Amended and Restated Certificate of Incorporation of Westell Technologies, Inc. (the "Corporation") was filed in the office of the Secretary of State of Delaware on November 28, 1995 and was amended by a First Amendment on April 12, 1999. This Second Amendment to the Amended and Restated Certificate of Incorporation increases the number of authorized shares of the Class A Common Stock of the Corporation as adopted by the Corporation's Board of Directors and approved by its stockholders at a special meeting in accordance with Section 242 of the General Corporation Law of Delaware.

         The first paragraph of Article FIFTH of the Amended and Restated Certificate of Incorporation is hereby amended and restated as follows:

         "FIFTH: The total number of shares of all classes of capital stock which the corporation shall have the authority to issue is One Hundred Eleven Million (111,000,000) of which Eighty Five Million (85,000,000) shares shall be shares of Class A Common Stock (the "Class A Common Stock") with a par value of $0.01 per share; Twenty Five Million (25,000,000) shares shall be shares of Class B Common Stock (the "Class B Common Stock") with a par value of $0.01 per share; and One Million (1,000,000) shares shall be shares of Preferred Stock (the "Preferred Stock") with a par value of $0.01 per share."

         The numbered paragraphs (1) through (17) of Article FIFTH shall remain unchanged.

         IN WITNESS WHEREOF, the Corporation has caused this Second Amendment to the Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer this 17th day of March, 2000.

                                                     WESTELL TECHNOLOGIES, INC.

                                                       /s/ J. William Nelson
                                                     ---------------------------
                                                     J. William Nelson
                                                     President

                                 FIRST AMENDMENT
                                     TO THE
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           WESTELL TECHNOLOGIES, INC.


         The Amended and Restated Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of Delaware on November 28, 1995. This First Amendment to the Amended and Restated Certificate of Incorporation increases the number of authorized shares of the Class A Common Stock of Corporation as approved by written consent of the shareholders in accordance with Sections 228 and 242 of the General Corporation Law of Delaware.

         The first paragraph of Article FIFTH of the Amended and Restated Certificate of Incorporation is hereby amended and restated as follows:

         "FIFTH: The total number of shares of all classes of capital stock which the corporation shall have the authority to issue is Ninety One Million Five Hundred Thousand (91,500,000) of which Sixty Five Million Five Hundred Thousand (65,500,000) shares shall be shares of Class A Common Stock (the "Class A Common Stock") with a par value of $0.01 per share; Twenty Five Million (25,000,000) shares shall be shares of Class B Common Stock (the "Class B Common Stock") with a par value of $0.01 per share; and One Million (1,000,000) shares shall be shares of Preferred Stock (the "Preferred Stock") with a par value of $0.01 per share."

         The numbered paragraphs (1) through (17) of Article FIFTH shall remain unchanged.

         IN WITNESS WHEREOF, the Corporation has caused this First Amendment to the Amended and Restated Certificate of Incorporation to be signed by its duly authorized officers this ____ day of March, 1999.

                                               WESTELL TECHNOLOGIES, INC.


                                               ------------------------------
                                               Stephen J. Hawrysz
                                               Vice President


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF

                           WESTELL TECHNOLOGIES, INC.

                  The original Certificate of Incorporation was filed with the Secretary of State of Delaware on October 29, 1980 under the name R-COM, INC. An amendment was filed on November 17, 1992 changing its name to Electronic Information Technologies, Inc., and an amendment was filed October 30, 1995 changing its name to Westell Technologies, Inc. This Amended and Restated Certificate of Incorporation restates and integrates the original Certificate of Incorporation and all amendments thereto, and includes amendments adopted by the board of directors and stockholders of Westell Technologies, Inc. as part of this Amendment and Restatement on August 9, 1995 and October 27, 1995 respectively. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of Delaware and shall become effective upon filing with the Secretary of State of the State of Delaware.

                  FIRST: The name of the corporation is Westell Technologies, Inc.

                  SECOND: The period of existence of the corporation is perpetual.

                  THIRD: Its registered office in the State of Delaware is located at 1209 Orange Street, City of Wilmington, County of New Castle, and The Corporation Trust Company is the registered agent at such address.

                  FOURTH: The nature of the business and the objects and purposes to be transacted, promoted and carried on are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FIFTH: The total number of shares of all classes of capital stock which the corporation shall have authority to issue is Sixty Nine Million Five Hundred Thousand (69,500,000) of which Forty Three Million Five Hundred Thousand (43,500,000) shares shall be shares of Class A Common Stock (the "Class A Common Stock") with a par value of $0.01 per share; Twenty Five Million (25,000,000) shares shall be shares of Class B Common Stock (the "Class B Common Stock") with a par value of $0.01 per share; and One Million (1,000,000) shares shall be shares of Preferred Stock (the "Preferred Stock") with a par value of $0.01 per share.

                  (1) Common Stock. Class A Common Stock and Class B Common Stock shall be identical in all respects and shall have equal rights and privileges, except as otherwise provided in this Article FIFTH.

                  (2) Dividends on Common Stock. Dividends may be paid on either or both the Class A Common Stock and Class B Common Stock as and when declared by the Board of Directors of the corporation out of any funds of the corporation legally available for the payment of dividends, except that so long as any shares of Class A Common Stock are outstanding:

                  (a) No dividend (other than a dividend payable in shares of the corporation in the manner provided in subparagraph (2)(b) below) shall be declared or paid upon either class of common stock unless such dividend, at the same rate per share, is simultaneously declared and paid upon both classes of common stock.

                  (b) Stock dividends declared and paid on Class A Common Stock shall be payable solely in shares of Class A Common Stock and stock dividends declared and paid on Class B Common Stock shall be payable solely in shares of Class B Common Stock. No stock dividend may be declared or paid on the Class A Common Stock unless a stock dividend payable in shares of Class B Common Stock, proportionately on a per-share basis, is simultaneously declared and paid on the Class B Common Stock. No stock dividend may be declared or paid on the Class B Common Stock unless a stock dividend payable in shares of Class A Common Stock, proportionately on a per-share basis, is simultaneously declared and paid on the Class A Common Stock.

                  (3) Treatment of Common Stock on Liquidation. The holders of both Class A Common Stock and Class B Common Stock shall be entitled to share ratably upon any liquidation, dissolution or winding up of the affairs of the corporation (voluntary or involuntary) in all assets of the corporation. Neither the consolidation nor the merger of the corporation with or into another corporation or corporations, nor a reorganization of the corporation alone, nor the sale or transfer by the corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the corporation for the purposes of this subparagraph (3).

                  (4) Voting Rights of Common Stock. Except in cases where pursuant to the Delaware General Corporation Law, the holders of shares of Class A Common Stock and Class B Common Stock shall be entitled to vote as separate classes, they shall vote together as a single class, provided that the holders of shares of Class A Common Stock shall have one (1) vote per share of Class A Common Stock held and the holders of shares of Class B Common Stock shall have four (4) votes per share of Class B Common Stock held. Without limiting the generality of the foregoing, the number of authorized shares of Class A Common Stock may be increased or decreased (but not below the number of shares of Class A Common Stock then outstanding) by the affirmative vote of the holders of shares possessing a majority of the votes represented by the outstanding shares of Class A Common Stock and Class B Common Stock voting as a single class as aforesaid. Whenever such holders are entitled pursuant to the Delaware General Corporation Law to vote as separate classes, holders of Class A Common Stock voting as a separate class shall be entitled to one (1) vote per share of Class A Common Stock held and holders of Class B Common Stock voting as a separate class shall be entitled to four (4) votes per share of Class B Common Stock held.

                  (5) Transfer of Class B Common Stock. No person holding shares of Class B Common Stock (hereinafter called a "Class B Holder") may transfer, and the corporation shall not register the transfer of, such shares of Class B Common Stock, whether by sale, assignment, exchange, gift, bequest, appointment or otherwise, except to a "Permitted Transferee" of such Class B Holder.

                  (a)      The term "Permitted Transferee" shall mean:

                  i) Florence Penny or any of her descendants or their spouses;

                  ii) Melvin J. Simon, his spouse, or any of their descendants;

                  iii) Gary F. Seamans, his spouse, or any of their descendants;

                  iv) any trust, including a voting trust, established for the primary benefit of any person (or persons) who is a Permitted Transferee under (i), (ii) or (iii) above;

                  v) the guardian of a disabled or adjudicated incompetent Class
             B Holder or Permitted Transferee;

                  vi) the Executor or Administrator of the estate of a deceased
             Class B Holder;

                  vii) any partnership or corporation in which all record and beneficial owners of all equity interests are Permitted Transferees; and

                  viii) any other Class B Holder.

                  (b) If any shares of Class B Common Stock are acquired by any person who is not a Permitted Transferee, all shares of Class B Common Stock then held by such person shall be deemed without further act on anyone's part to be converted into shares of Class A Common Stock, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Class A Common Stock.

                  (c) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Holder's shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee, and shall remain subject to the provisions of this subparagraph (5). In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock (i) may be transferred to the pledgee if the pledgee is a Permitted Transferee; or
         (ii) converted into shares of Class A Common Stock and transferred to the pledgee if the pledgee is not a Permitted Transferee.

                  (d) For purposes of this subparagraph (5):

                     i) The relationship of any person that is derived by or through legal adoption shall be considered a natural one.

                    ii) Each joint owner of shares of Class B Common Stock shall be considered a "Class B Holder" of such shares.

                   iii) A minor for whom shares of Class B Common Stock are held pursuant to a Uniform Gift to Minors Act or similar law shall be considered a Class B Holder of such shares.

                    iv) Unless otherwise specified, the term "person" means both natural persons and legal entities.

                  (e) Shares of Class B Common Stock shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" name. For this purpose, a "beneficial owner" of any shares of Class B Common Stock shall mean a person who, or an entity which, possesses the power, either singly or jointly, to direct the voting or disposition of such shares. The corporation shall note, or cause to be noted on the certificates for shares of Class B Common Stock, the existence of the restrictions on transfer and registration of transfer imposed by this subparagraph (5).

                  (6)      Optional Conversion of Class B Common Stock.

                  (a) Each share of Class B Common Stock may at any time be converted, at the option of the holder thereof, into one fully paid and nonassessable (unless otherwise provided in the Delaware General Corporation Law, as from time to time in effect) share of Class A Common Stock. Such right shall be exercised by the surrender of the certificate representing such shares of Class B Common Stock to be converted at the office of the corporation or its transfer agent (the "Transfer Agent") during normal business hours accompanied by a written notice of the election by the holder thereof to convert and (if so required by the corporation or the Transfer Agent) an instrument of transfer, in form satisfactory to the corporation and the Transfer Agent, duly executed by such holder or his duly authorized attorney, together with any funds in the amount of any applicable transfer tax (unless provision satisfactory to the corporation is otherwise made therefor), if required pursuant to subparagraph (6)(c), below.

                  (b) As promptly as practical after the surrender for conversion of a certificate representing shares of Class B Common Stock in the manner provided in subparagraph (6)(a) above and the payment of funds in any amount required by the provisions of subparagraphs (6)(a) and (6)(c), the corporation will deliver or cause to be delivered at its office or at the office of the Transfer Agent to or upon the written order of the holder of such certificate, a certificate or certificates representing the number of fully paid and nonassessable (except as may be otherwise provided in the Delaware General Corporation Law, as from time to time in effect) shares of Class A Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Class B Common Stock and all rights of the holder of such shares of Class B Common Stock as such holder shall cease at such time and the person or persons in whose name or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock at such time; provided, however, that any such surrender and payment on any date when the stock transfer books of the corporation shall be closed shall constitute a transfer to the person or persons in whose name or names the certificate or certificates representing shares of Class A Common Stock are to be issued as the recordholder or holders thereof for all purposes effective immediately prior to the close of business on the next succeeding day on which such stock transfer books are open.

                  (c) The issuance of certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or similar tax in respect to such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, the person or persons requesting the issuance thereof shall pay to the corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the corporation that any such tax has been paid.

                  (7) Mandatory Conversion of Class B Common Stock. Should the number of shares of Class B Common Stock issued and outstanding at any time be equal to or less than 10% of the total number of shares of Class A and Class B Common Stock issued and outstanding at such time, then, without further act, each share of Class B Common Stock shall be converted to one share of Class A Common Stock, and stock certificates formerly representing outstanding shares of Class B Common Stock shall thereupon and thereafter be deemed to represent a like number of shares of Class A Common Stock, and any outstanding right to receive Class B Common Stock shall automatically become the right to receive a like number of shares of Class A Common Stock.

                  (8) Repurchases of Common Stock. Subject to any applicable provisions of this Article FIFTH, the corporation may at any time or from time to time purchase or otherwise acquire shares of its common stock of either class in any manner now or hereafter permitted by law, publicly or privately, or pursuant to any agreement.

                  (9) Subdivision or Combination of Common Stock. The shares of common stock of either class shall not be subdivided by a stock split, reclassification or otherwise or combined by reverse stock split, reclassification or otherwise unless, at the same time, the shares of common stock of both classes are proportionately, on a per share basis, so subdivided or combined.

                  (10) Covenant to Reserve Class A Common Stock. The corporation covenants that it will at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock as shall be issuable upon the conversion of all such outstanding shares, provided that nothing contained herein shall be construed to preclude the corporation from satisfying its obligations with respect to the conversion of the outstanding shares of Class B Common Stock by delivery of shares of Class A Common Stock which are held in the treasury of the corporation. The corporation covenants that if any shares of Class A Common Stock, required to be reserved for purposes of conversion hereunder, require registration with or approval of any governmental authority under any federal or state law before such shares of Class A Common Stock may be issued upon conversion, the corporation will use reasonable efforts to cause such shares to be duly registered or approved, as the case may be. The corporation covenants that all shares of Class A Common Stock which shall be issued upon conversion of shares of Class B Common Stock, will, upon issue, be fully paid and nonassessable and not entitled to any preemptive rights.

                  (11) Treatment of Common Stock on Consolidation or Merger. In the event of a merger or consolidation of the corporation with or into another entity (whether or not the corporation is the surviving entity), the holders of each class of common stock shall be entitled to receive the same per share consideration as the per share consideration, if any, received by any holder of each other class of common stock in such merger or consolidation.

                  (12) Limitation on Issuance of Class B Common Stock. Following the initial issuance of shares of Class B Common Stock pursuant to the Amended and Restated Certificate of Incorporation filed on July 10, 1995, such Class B Common Stock shall be issued by the corporation only (a) in payment of a stock dividend on then outstanding shares of Class B Common Stock as provided in subparagraph (2)(b); or (b) in connection with a stock split, reclassification or other subdivision of then outstanding shares of Class B Common Stock as provided in subparagraph (9), unless such further issuance shall have been approved by the holders of a majority of the voting power of the shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

                  (13) Status of Reacquired Class B Common Stock. Shares of Class B Common Stock converted, exchanged, purchased, retired or surrendered to the corporation, or which have been issued and reacquired by the corporation in any manner, shall, upon compliance with any applicable provisions of the Delaware General Corporation Law, have the status of authorized and unissued shares of Class B Common Stock and may be reissued subject to the protective conditions or restrictions of subparagraph (12) above.

                  (14) Preferred Stock. The Preferred Stock shall be entitled to such preferences in the distribution of dividends and assets, and shall be divided into such series, as the Board of Directors of the corporation shall determine, with full authority in the Board of Directors to determine, prior to issuance, from time to time, the relative preferences, limitations and relative rights of the shares of any series of Preferred Stock, with respect to dividends, redemption, payments on liquidation, sinking fund provisions, conversion privileges and voting rights.

                  (15) Issuance of Stock. Except as provided in subparagraph
(12) above, shares of capital stock of the corporation may be issued by the corporation from time to time in such amounts and proportions and for such consideration (not less than the par value thereof in the case of capital stock having par value) as may be fixed and determined from time to time by the Board of Directors and as shall be permitted by law. No holder of shares of the capital stock of the corporation shall be entitled to any preemptive right to subscribe to any new or additional shares of capital stock of the corporation or securities convertible into shares of capital stock, whether now or hereafter authorized.

                  (16) Unclaimed Dividends. Any and all right, title, interest and claim in or to any dividends declared by the corporation, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends in the possession of the corporation, its transfer agents or other agents or depositories, shall at such time become the absolute property of the corporation, free and clear of any and all claims of any persons whatsoever.

                  (17) Affidavits. The corporation may, in connection with preparing a list of stockholders entitled to vote at any meeting of stockholders, or as a condition to the transfer or the registration of Class B Common Stock on the corporation's books, require the furnishing of such affidavits or other proof as it, in its sole discretion, deems necessary to establish that any person is the beneficial owner of shares of Class B Common Stock or is a Permitted Transferee.

                  SIXTH: The number of directors constituting the board of directors shall be fixed from time to time by or in the manner provided in the By-laws, and may be increased or decreased as therein provided, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

                  SEVENTH: A member of the corporation's Board of Directors shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability of the director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, relating to the payment of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                  EIGHTH: A. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph B hereof with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"), provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.

                  B. Right of Indemnitee to Bring Suit. If a claim under paragraph A of this Article is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking the corporation shall be entitled to recover such expenses upon final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met the applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the corporation.

                  C. Non-Exclusivity of Rights. The rights of indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Amended and Restated Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

                  D. Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                  E. Indemnification of Employees and Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

                  NINTH: A. Stockholder Nomination of a Director Candidate and Introduction of New Business. Advance notice of stockholder nominations for the election of directors and of new business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided by the By-laws of the corporation.


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                  B. Special Meetings of Stockholders. Special meetings of the stockholders, for any purpose or purposes (except to the extent otherwise provided by law or this Amended and Restated Certificate of Incorporation), may only be called by the Chairman of the Board, the President, a majority of the Board of Directors then in office or stockholders owning at least a majority of the voting power represented by all of the issued and outstanding capital stock of the corporation.

                  C. Written Consent by Stockholders Without a Meeting. Except as otherwise specified in this Amended and Restated Certificate of Incorporation, any corporate action upon which a vote of stockholders is required or permitted under the Delaware General Corporation Law, this Amended and Restated Certificate of Incorporation or the By-laws of the corporation may be taken without a meeting, without prior notice and without a vote of stockholders, if stockholders holding stock entitled to vote upon the action, and having not less than the minimum number of votes that would be necessary to authorize and take such action at a meeting at which all shares entitled to vote thereon were present and voted, shall consent in writing to such corporate action being taken. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders entitled to vote who have not consented in writing to the action.



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                  TENTH: A. By-laws. The Board of Directors of the corporation is authorized to adopt, amend or repeal the By-laws of the corporation, subject to applicable law and any applicable provisions in any resolution of the Board of Directors, except that any By-law provision adopted by the stockholders amending the By-laws after their initial adoption may be amended or repealed only by the holders of Class A and Class B Common Stock possessing not less than a majority of the votes represented by the outstanding Class A and Class B Common Stock of the corporation, voting as a single class.

                  B. Ballots in the Election of Directors. Elections of directors need not be by written ballot unless the By-laws of the corporation shall so provide.

                  C. Location of Books. The books of the corporation may be kept at such place within or without the State of Delaware as the By-laws of the corporation may provide or as may be designated from time to time by the Board of Directors of the corporation.

                  ELEVENTH: Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or the voting power of stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

                  TWELFTH: The corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.


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         IN WITNESS WHEREOF, the corporation has caused this Amended and
Restated Certificate to be signed by its duly authorized officers this ____ day of ____________, 1995.


Attest:                                            WESTELL TECHNOLOGIES, INC.





Melvin J. Simon,                                   Gary F. Seamans, Chairman of
Assistant Secretary                                the Board